UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2013

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013, in connection with its annual review of the executive compensation arrangements of Express, Inc. (together with its subsidiaries, the “Company”), the Compensation and Governance Committee (the “Compensation Committee”) of the Board of Directors of Express, Inc. (the “Board”) approved changes to the compensation arrangements of the Company's named executive officers. The changes are described below.

Annual Base Salary Changes

Named Executive Officer	Current Annual Base Salary	New Annual Base Salary
Matthew Moellering - Executive Vice President & Chief Operating Officer	$700,000	$750,000
Michael Keane - Executive Vice President - Human Resources	$500,000	$510,000
D. Paul Dascoli - Senior Vice President & Chief Financial Officer	$465,000	$500,000

The annual base salaries of Michael Weiss, Chairman and Chief Executive Officer, and David Kornberg, President, remain at $1.5 million and $700,000, respectively.

Seasonal Performance-Based Cash Incentive Target Percentage Increases

Named Executive Officer	Current Incentive Compensation Target as a Percentage of Base Salary	New Incentive Compensation Target as a Percentage of Base Salary
Paul Dascoli	50%	60%

The seasonal performance-based cash incentive compensation targets as a percentage of annual base salary for Messrs. Weiss, Kornberg, Moellering, and Keane, remain at 155%, 80%, 85%, and 60%, respectively.

For a description of the Company's seasonal performance-based cash incentive program, refer to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 30, 2012 (the “2012 Proxy Statement”).

Special Cash Retention Award

The Compensation Committee and the Board approved a special one-time cash retention award for Mr. Weiss in connection with the Board's succession planning process. The award is a performance-based award that will be payable to Mr. Weiss based on the Company's total shareholder return relative to the total shareholder return of the S&P 500 for the two-year period commencing on February 3, 2013, the first day of the Company's 2013 fiscal year, and ending on January 31, 2015, the last day of the Company's 2014 fiscal year (“Relative TSR”). The performance targets and range of possible payouts for this award are as set forth in the table below. The cash payout amount will be determined using straight line interpolation if Relative TSR is between performance goals.

	Minimum	Threshold Goal	Target Goal	Above Target Goal	Maximum
Performance Goal (Relative TSR)	Less than 25th percentile	25th percentile	50th percentile	75th percentile	90th percentile or higher
Payout	$—	$2 million	$4 million	$6 million	$8 million

The one-time special cash retention award was granted pursuant to the Corporation's 2010 Incentive Compensation Plan, as amended (the “Plan”), and a cash performance award agreement. The description of the special cash retention award in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the form of cash performance award agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the Plan which is filed with the SEC as Appendix B to the Company's 2012 Proxy Statement and incorporated herein by reference.

Equity Compensation Awards

Named Executive Officer	Stock Options	Performance Share Units
		Threshold	Target	Maximum
Michael Weiss	146,640	105,221	140,295	175,369
David Kornberg	34,200	28,849	38,465	48,081
Matthew Moellering	38,000	32,055	42,740	53,425
Michael Keane	19,760	16,669	22,225	27,781
D. Paul Dascoli	18,050	15,225	20,300	25,375

The stock options are subject to time based vesting. For Mr. Weiss, one-third of the stock options vest each year, subject to continued employment or service with the Company as non-executive chairman of the Board. For the other named executive officers, one-fourth of the stock options vest each year, subject to continued employment with the Company.

The performance share units (“PSUs”) are subject to time and performance-based vesting. The number of PSUs that vest will be determined based on the Company's adjusted earnings per diluted share for fiscal year 2013 compared to the performance goals established by the Compensation Committee. The range of possible payouts for this award is set forth in the table above. The PSUs that vest based on performance will be determined using straight line interpolation if adjusted earnings per diluted share is an amount between performance goals. Performance goals are intended to be realistic and reasonable, but challenging, in order to drive performance on an individual basis.

For Mr. Weiss, one-half of the PSUs that are earned based on achievement of the performance goals will vest each year, subject to continued employment with the Company. For the other named executive officers, one-third of the PSUs that are earned based on achievement of the performance goals will vest each year, subject to continued employment with the Company.

The stock options and PSUs were granted pursuant to the Plan and the Company's form of stock option grant agreement and form of performance share unit agreement, as applicable. The description of the stock option and performance share unit awards in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the form of stock option agreement or form of performance share unit agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3 hereto, respectively, and incorporated herein by reference, as well as the Plan which is filed with the SEC as Appendix B to the Company's 2012 Proxy Statement and incorporated herein by reference.

Amendments to Severance Arrangements

The Compensation Committee approved changes to the severance arrangements for each of its named executive officers, excluding Mr. Weiss. Under the new severance arrangements, if the executive's employment with the Company is terminated by the Company other than for cause, or by the executive for good reason, and the executive signs a general release, then the executive will be entitled to receive his base salary and medical and dental benefits for 18 months following separation from the Company. In addition, the executive will also be entitled to receive the amount of cash incentive compensation that the executive would have otherwise received during the twelve month period following separation from the Company.

In the event that the executive's employment with the Company is terminated by the Company other than for cause, or by the executive for good reason, and the termination occurs in connection with a change-in-control of the Company as defined in the Plan, and the executive signs a general release, then the executive will be entitled to (1) a one-time payment equal to (a) two times the executive's annual base salary, plus (b) one and a half times the executive's annual cash incentive compensation at target; (2) medical and dental benefits for 18 months following separation from the Company; and (3) automatic vesting of any unvested outstanding equity awards (at target with respect to performance-based equity awards).

To effect the changes to the severance arrangements, the Compensation Committee has approved a form of Amended and Restated Employment Agreement for Messrs. Kornberg and Moellering who are each party to an Employment Agreement with the Company that was entered into prior to the Company's initial public offering and a form of Amended and Restated Severance Agreement for Messrs. Keane and Dascoli who are each party to a Severance Agreement with the Company. The description of the changes to the severance arrangements in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the form of Amended and Restated Employment Agreement and form of Amended and Restated Severance Agreement, copies of which are filed as Exhibit 10.4 and Exhibit 10.5 hereto, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Cash Performance Award between Michael Weiss and Express, Inc.
10.2	Form of Stock Option Grant Agreement.
10.3	Form of Performance Share Unit Agreement.
10.4	Form of Amended and Restated Employment Agreement.
10.5	Form of Amended and Restated Severance Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: April 5, 2013	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel & Secretary